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                                                                    EXHIBIT 23.2



                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Wang Laboratories, Inc. for the registration of 150,000 shares of its common stock of our report dated March 22, 1999, with respect to the consolidated financial statements and schedule of Wang Laboratories, Inc. included in its Annual Report (Form 10-K) for the period ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 23, 1999